Exhibit 10.69


This instrument was prepared by
and after recording return to:
Jeffrey L. Elegant, Esq.
Katten Muchin Zavis
525 West Monroe Street
Suite 1600
Chicago, Illinois  60661-3693
                                       SPACE ABOVE THIS LINE FOR RECORDER'S USE.



                MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT

                               AND FIXTURE FILING

         THIS MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING ("MORTGAGE") is made as of the 23 day of March, 2001, by Lund Industries, Incorporated, a Minnesota corporation, whose address is 911 Lund Boulevard, Anoka, Minnesota 55303 (referred to herein as "Mortgagor"), to or for the benefit of Heller Financial, Inc., a corporation organized and existing under the laws of Delaware ("Heller"), whose address is 500 West Monroe Street, Chicago, Illinois 60661, in its capacity as agent (in such capacity, the "Agent") under that certain Credit Agreement dated February 27, 1998 by and among Lund, Holdings, Deflecta-Shield Corporation Belmor Autotron Corp., DFM Corp., Auto Ventshade Company and Smittybilt, Inc. (each a "Borrower" and collectively, the "Borrowers"), and the other Loan Parties named therein, Heller and certain other financial institutions (each a "Lender", and collectively, "Lenders"), (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

                                    RECITALS

         A. Mortgagor is as of the date of delivery hereof the owner of the title to the parcels of land described on Exhibit A hereof (the "Land") and the Improvements (as such term is hereinafter defined) located thereon.

         B. Mortgagor, the other Loan Parties, Heller and Lenders are parties to the Credit Agreement, pursuant to which Lenders have made and may in the future make term and/or revolving loans and advances and other financial accommodations to Mortgagor and the other Borrowers as set forth therein.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ENFORCEMENT OF THIS MORTGAGE IN MINNESOTA IS LIMITED TO A DEBT AMOUNT OF $13,500,000 UNDER CHAPTER 287 OF MINNESOTA STATUES.



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

         C. Mortgagor wishes to secure (i) the prompt and complete payment of all obligations and liabilities of Mortgagor and the other Borrowers under the Credit Agreement and each of the other Loan Documents (as defined in the Credit Agreement); (ii) the prompt and complete payment of any additional liabilities accrued to Agent and Lenders on account of any future payments, advances or expenditures made by Agent pursuant to this Mortgage, the Credit Agreement, or any other Loan Document; and (iii) the prompt and complete performance of each of every covenant, condition, and agreement now or hereafter arising contained in this Mortgage, the Credit Agreement and each of the other Loan Documents. All payment obligations of Mortgagor and the other Borrowers under the Credit Agreement, this Mortgage or any of the other Loan Documents are hereinafter sometimes collectively referred to as the "Indebtedness" and all other obligations of Mortgagor and the other Borrowers under the Credit Agreement, this Mortgage or any of the other Loan Documents are hereinafter sometimes collectively referred to as the "Obligations". The Indebtedness and the Obligations are sometimes hereinafter collectively referred to as the "Liabilities".

         NOW, THEREFORE, TO SECURE TO AGENT the repayment of the Indebtedness and the performance of the Obligations, Mortgagor has executed this Mortgage and does hereby mortgage, convey, assign, warrant, transfer, pledge and grant a security interest in and to Agent, for the benefit of the Lenders the following described property and all proceeds thereof (which property is hereinafter sometimes collectively referred to as the "Property"):

         (a) The real estate described on Exhibit A hereto (the "Land");

         (b) All buildings and improvements of every nature whatsoever now or hereafter situated on the Land and owned by Mortgagor (the "Improvements"), and all machinery, equipment, mechanical systems and other personal property now or hereafter owned by Mortgagor and used in connection with the operation of the Improvements;

         (c) All easements and appurtenances now or hereafter in any way relating to the Land and/or Improvements or any part thereof;

         (d) All agreements affecting the use, enjoyment or occupancy of the Land and/or Improvements now or hereafter entered into (the "Leases"), including any and all guaranties of such Leases, and the immediate and continuing right to collect all rents, income, security deposits, tax, insurance and replacement reserve deposits, receipts, royalties, profits, issues, service reimbursements, fees, accounts receivables, revenues and prepayments of any of the same (including termination, cancellation, option and similar payments) from or related to the Land and/or Improvements from time to time accruing under the Leases and/or the operation of the Land and/or Improvements (the "Rents"), reserving to Mortgagor, however, so long as no "Event of Default" (hereinafter defined) has occurred hereunder, a revocable license to receive and apply the Rents in accordance with the terms and conditions of Paragraph 13 of this Mortgage;



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

         (e) All claims, demands, judgments, insurance proceeds, awards of damages and settlements hereafter made resulting from the taking of the Land and/or the Improvements or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking, by casualty or otherwise) to the Land and/or the Improvements or any part thereof;

         (f) To the extent assignable, all now or hereafter existing management contracts and all permits, certificates, licenses, agreements, approvals, entitlements and authorizations, however characterized, issued or in any way furnished for the acquisition, construction, operation and use of the Land, Improvements and/or Leases, including building permits, environmental certificates, licenses, certificates of operation, warranties and guaranties;

         (g) All of Mortgagor's rights in and to all trademarks, tradenames, assumed names, telephone numbers and listing rights and other rights and interests in and to the names and marks used by Mortgagor in connection with the Land and/or Improvements, and all books and records and all other general intangibles relating to the ownership or operation of the Land and/or Improvements; and

         (h) Any monies on deposit with or for the benefit of Agent or any of the Lenders, including deposits for the payment of real estate taxes, insurance premiums and any other reserves held by Agent, any of the Lenders or their agents.

         TO HAVE AND TO HOLD the Property and all parts thereof, together with the rents, issues, profits and proceeds thereof, unto Agent to its own proper use, benefit, and advantage forever, subject, however, to the terms, covenants, and conditions herein.

         At no time shall the principal amount of the Indebtedness secured hereby, not including sums advanced in accordance herewith to protect the security of this Mortgage, exceed Thirteen Million Five Hundred Thousand Dollars ($13,500,000).

          Mortgagor covenants and agrees with Agent as follows:

         1. PAYMENT OF INDEBTEDNESS; PERFORMANCE OF OBLIGATIONS. Mortgagor shall pay when due the Indebtedness and shall perform all Obligations, all in accordance with the terms of the Credit Agreement..

         2. TAXES AND OTHER OBLIGATIONS. Mortgagor shall pay, when due, and before any interest, collection fees or penalties shall accrue, all taxes, assessments, fines, impositions and other charges and obligations, including charges and obligations for any present or future repairs or improvements made on the Property, or for any other goods, services or utilities furnished to the Property, which may become a lien on or charge against the Property prior to this Mortgage, subject, however, to Mortgagor's right to contest such tax lien or charge on the terms provided in Section 2.7 of the Credit Agreement. Should Mortgagor fail to make such payments, Agent may, at its option and at Mortgagor's expense, pay the amounts due for the account of Mortgagor and all amounts advanced shall be included in the Indebtedness. Upon the request of Agent, Mortgagor shall immediately furnish to Agent all notices of amounts due and receipts evidencing payment. Mortgagor shall promptly notify Agent of any lien on all or any part of the Property and shall promptly discharge any unpermitted lien or encumbrance.



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

         3. RESERVE/TENANT IMPROVEMENTS AND LEASING RESERVE. Mortgagor shall, upon Agent's written request after the occurrence of an Event of Default, pay to Agent, at the time of and in addition to the monthly installments of principal and/or interest due under the Credit Agreement, a sum equal to 1/12 of the amount estimated by Agent to be sufficient to enable Agent to pay at least 30 days before they become due and payable, all taxes, assessments and other similar charges levied against the Property and all insurance premiums relating to Mortgagor and the Property as determined by Agent (the "PROPERTY TAX AND INSURANCE RESERVE"). So long as Agent has not accelerated the maturity of the Indebtedness, and provided that Mortgagor shall have delivered to Agent a copy of the tax bill or insurance premium bill, as the case may be, and sufficient funds on deposit from Mortgagor for the purpose of paying such tax bill and/or insurance premium bill, Agent shall apply the sums to pay such tax items and/or insurance premiums, as the case may be. These sums may be commingled with the general funds of Agent, and no interest shall be payable thereon nor shall these sums be deemed to be held in trust for the benefit of Mortgagor. If such amount on deposit with Agent is insufficient to fully pay such tax items and/or insurance premiums, as the case may be, Mortgagor shall, within ten (10) days following notice at any time from Agent, deposit such additional sum as may be required for the full payment of such tax items and/or insurance premiums, as the case may be. Mortgagor hereby grants Agent a first priority security interest in such funds and Mortgagor shall execute any other documents and take any other actions necessary to provide Agent with such a perfected security interest in such funds. Upon the acceleration of the maturity of the Indebtedness, the moneys then remaining on deposit with Agent shall, at Agent's option, be applied against the Indebtedness. The obligation of Mortgagor to pay such tax items and/or insurance premiums is not affected or modified by the provisions of this paragraph.

         4. USE OF PROPERTY.Mortgagor shall not initiate or acquiesce in a change in the zoning classification of the Property. Mortgagor shall not grant easements burdening the Property (other than customary utility easements necessary for the use of the Property) without Agent's prior written consent, which consent shall not be unreasonably withheld or delayed. Mortgagor shall be allowed to lease the Property on a month-to-month basis under commercial Leases.

         5. INSURANCE AND CONDEMNATION. Mortgagor shall keep the Improvements insured, and shall maintain general liability coverage and such other coverages requested by Agent, by carrier(s), in amounts and in form at all times satisfactory to Agent, which carrier(s), amounts and form shall not be changed without the prior written consent of Agent, which shall not be unreasonably withheld or delayed. All such policies of insurance shall be in compliance with the requirements of Section 2.2 of the Credit Agreement. Unless Mortgagor provides Agent with appropriate evidence of the insurance coverage required by this Mortgage, Agent may purchase insurance at Mortgagor's expense to protect Agent's interests in the Property and to maintain the insurance required by this Mortgage. This insurance may, but need not, protect Mortgagor's interests. The coverage purchased by Agent may not pay any claim made by Mortgagor or any claim that is made against Mortgagor in connection with the Property or any required insurance policy. Mortgagor may later cancel any insurance purchased by Agent, but only after providing Agent with appropriate evidence that Mortgagor has obtained insurance as required by this Mortgage. If Agent purchases insurance for the Property or insurance otherwise required by this Mortgage, Mortgagor will be responsible for the costs of that insurance, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the




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

effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness. The costs of the insurance may be more than the cost of insurance Mortgagor is able to obtain on its own.

         In case of loss or damage by fire or other casualty, Mortgagor shall give immediate written notice thereof to the insurance carrier(s) and to Agent. Agent is authorized and empowered to make or file proofs of loss or damage (in each case only so long as such loss or damages is equal to or greater than $100,000.00) and to settle and adjust any claim under insurance policies which insure against such risks, or to direct Mortgagor, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss.

         Mortgagor shall immediately notify Agent of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Mortgagor shall appear in and prosecute any such action or proceeding unless otherwise directed by Agent in writing. Mortgagor authorizes Agent, at Agent's option, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Agent's or Mortgagor's name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking, provided such claim is for an amount equal to or greater than $50,000.00. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Agent in accordance with Section 1.5(c) of the Credit Agreement.

         Subject to Sections 2.2 and 1.5(c) of the Credit Agreement and provided no Event of Default then exists hereunder, the net insurance proceeds and net proceeds of any condemnation award (in each case after deduction only of Agent's reasonable costs and expenses, if any, in collecting the same, the "Net Proceeds") shall be made available for the restoration or repair of the Property if, in Agent's sole discretion (a) restoration or repair and the continued operation of the Property is economically feasible, (b) the value of Agent's security is not reduced, (c) the loss or condemnation, as applicable, does not occur in the six (6) month period preceding the stated maturity date of the Indebtedness and Agent's independent consultant certifies that the restoration of the Property can be completed at least ninety (90) days prior to the maturity date of the Indebtedness, and (d) Mortgagor deposits cash with Agent in an amount which Agent, in its sole discretion, determines is necessary, in addition to the Net Proceeds to pay in full the cost of the restoration or repair (Mortgagor's deposit shall be disbursed prior to any disbursement of Net Proceeds held by Agent). Notwithstanding the foregoing, it shall be a condition precedent to any disbursement of Net Proceeds held by Agent hereunder that Agent shall have approved (x) all plans and specifications for any proposed repair or restoration, (y) the construction schedule and (z) the architect's and general contractor's contract for all restoration that exceeds $50,000.00 in the aggregate. Agent may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof. Mortgagor's deposits made pursuant to this paragraph shall be used before the Net Proceeds for such restoration or repair. If the Net Proceeds are made available for restoration or repair, such work shall be completed by Mortgagor in a diligent fashion, and in compliance with all applicable laws, rules and regulations. At Agent's option, the Net Proceeds shall be disbursed pursuant to a construction escrow acceptable to Agent. If following the final payments for the



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

completion of such restoration or repair there are any Net Proceeds remaining, such proceeds shall be paid (i) to Mortgagor to the extent Mortgagor was required to make a deposit pursuant to this paragraph, (ii) then to Agent to be applied to the Indebtedness, whether or not due and payable until paid in full, and (iii) then to Mortgagor. If an Event of Default then exists, or any of the conditions set forth in subparagraphs (a) through (d) of this Paragraph 5 have not been met or satisfied, the Net Proceeds shall be applied to the Indebtedness, whether or not due and payable, with any excess paid to Mortgagor.

         6. PRESERVATION AND MAINTENANCE OF PROPERTY. Mortgagor (a) shall not commit waste or permit impairment or deterioration of the Property; (b) shall not abandon the Property; (c) shall keep the Property in good repair and restore or repair promptly, in a good and workmanlike manner, all or any part of the Property to the equivalent of its original condition, ordinary wear and tear excepted, or such other condition as Agent may approve in writing, upon any damage or loss thereto in accordance with the terms of Paragraph 5; (d) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property; (e) shall provide for management of the Property by Mortgagor; and (f) shall give notice in writing to Agent of and, unless otherwise directed in writing by Agent, appear in and defend any action or proceeding purporting to affect the Property, the security granted by the Loan Documents or the rights or powers of Agent. Neither Mortgagor nor any tenant or other person shall remove, demolish or alter any Improvement or any fixture, equipment, machinery or appliance in or on the Land and owned or leased by Mortgagor except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

         7. PROTECTION OF AGENT'S SECURITY. If Mortgagor fails to pay the Indebtedness or perform the Obligations, or if any action or proceeding is commenced which could adversely affect the Property or Agent's interest therein, then Agent, at Agent's option, may make such appearances, disburse such sums and take such action as Agent deems necessary, in its sole discretion, to protect the Property or Agent's interest therein, including entry upon the Property to make repairs and perform environmental tests and studies. Any amounts disbursed by Agent pursuant to this Paragraph 7 (including attorneys' costs and expenses), shall bear interest thereon at the rate of interest applicable after an Event of Default under the Credit Agreement from the date of disbursement, shall become additional Indebtedness of Mortgagor secured by the Loan Documents and shall be due and payable on demand. Nothing contained in this Paragraph 7 shall require Agent to incur any expense or take any action hereunder.

         8. INSPECTION. Subject to the rights of tenants under Agent approved Leases, Agent and its agents and designees (including any independent consultants retained by Agent) may, at Mortgagor's expense, make or cause to be made reasonable entries upon and inspections of the Property, including, upon the occurrence of an Event of Default, for performing any environmental inspections and testing of the Property, and inspections of Mortgagor's books, records, contracts, drawings and plans at all reasonable times upon reasonable advance notice, which notice may be given in writing or verbally. Mortgagor shall cooperate with Agent and its agents and designees with respect to all such inspections, including any related to the sale or potential sale of all or any portion of the Loans by Agent or the Lenders and any securitization or potential securitization involving the Loans.



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

         9. BOOKS AND RECORDS. Mortgagor shall keep and maintain at all times at Mortgagor's address stated above, or such other place as Agent may approve in writing, complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Property and copies of all written contracts, Leases and other instruments affecting the Property.

         10. FINANCIAL STATEMENTS. Mortgagor shall furnish or cause to be furnished to Agent, such financial reports and other information required by and described in the Credit Agreement. Mortgagor shall also furnish at any other time upon Agent's request, (a) a rent roll for the Property, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable, the rent paid to date, and the security deposit being held for such tenant, (b) a leasing activity report for the Property during such fiscal quarter, (c) a capital expenditure report indicating the type and amount of each capital expenditure made during such fiscal quarter, and (d) any other information that Agent may reasonably require. All of the foregoing shall be certified as true and complete by Mortgagor.

         11. REPRESENTATIONS AND COVENANTS.

         (a) Mortgagor represents that it is a corporation duly organized, existing and in good standing under the laws of its state of incorporation, that it is duly qualified and in good standing under the laws of the state where the Land is located, and that the execution and delivery of the Loan Documents and the performance of the obligations thereunder are within Mortgagor's corporate powers, have been duly authorized by all necessary action of its board of directors, and do not contravene the terms of its articles of incorporation or by-laws.

         (b) Mortgagor represents that (i) the execution and delivery of the Loan Documents, the payment of the Indebtedness, and the performance of the Obligations do not violate any law or conflict with any agreement or court order by which Mortgagor is bound, (ii) no consent or approval of any governmental authority or any third party is required for the execution or delivery of the Loan Documents, the payment of the Indebtedness, and the performance of the Obligations, and (iii) the Loan Documents are valid and binding agreements, enforceable in accordance with their terms.

         (c) Mortgagor represents that (i) it is lawfully seized with fee simple title in the estate hereby conveyed; (ii) it has the right to mortgage, convey, assign and grant a first security interest in the Property; and (iii) the Property is unencumbered (other than Agent's liens), and Mortgagor will warrant and defend title to the Property against all claims and demands, subject to matters, easements and restrictions listed in a schedule of exceptions attached hereto as Exhibit B.

         (d) Mortgagor represents and covenants that (i) all material licenses, permits, approvals, franchises, and certificates, including certificates of completion and occupancy permits, required by law or regulation for the ownership and operation of the Property have been obtained and are and shall remain in full force and effect; and (ii) the use and occupancy of the Property is and shall remain in compliance with all applicable laws.



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

         (e) Mortgagor represents that all of the improvements on the Land lie wholly within the boundaries of any building line restrictions relating to the Land and no improvements located on adjoining lands encroach upon the Land so as to affect the value or marketability of the Property.

         (f) None of Mortgagor, any Loan Party, or any other holder of a direct or indirect legal or beneficial interest in Mortgagor is or will be, held, directly or indirectly, by a "foreign corporation," "foreign partnership," "foreign trust," "foreign estate," "foreign person," "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of IRC Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, the regulations promulgated pursuant to such acts or any amendments to such acts.

         (g) None of Mortgagor or any Loan Party is insolvent, and there has been no (i) assignment made for the benefit of the creditors of any of them,
(ii) appointment of a receiver for any of them or for the properties of any of them, or (iii) any bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them.

         (h) The proceeds evidenced by the Loans will be used by Mortgagor solely and exclusively for proper business purposes and will not be used for the purchase or carrying of registered equity securities within the purview and operation of any regulation issued by the Board of Governors of the Federal Reserve System or for the purpose of releasing or retiring any indebtedness which was originally incurred for any such purpose.

         (i) Mortgagor represents and covenants that all Leases of space in the Property existing as of the date hereof are in writing.

         (j) Mortgagor represents and covenants that it has satisfied its obligations under its Development Agreements with the City of Anoka, Minnesota.

         12. LEASES OF THE PROPERTY/ABSOLUTE ASSIGNMENT, LICENSE TO RECEIVE AND APPLY RENTS. The parties intend that this Mortgage grants a present, absolute, and unconditional assignment of the Rents. Such assignment and grant shall continue in effect until the Indebtedness is paid in full and all Obligations are fully satisfied. Subject to the provisions set forth herein and provided there is no Event of Default, Agent grants to Mortgagor a revocable license to enforce the Leases and collect the Rents as they become due (excluding, however, any Lease termination, cancellation, option or similar payments, which Mortgagor agrees shall be held in trust and turned over to Agent for credit to principal under the Loans) and Mortgagor shall hold the same, in trust, to be applied first to the payment of all impositions, levies, taxes, assessments and other charges upon the Property, second to maintenance of insurance policies upon the Property required hereby, third to the expenses of Property operations, including maintenance and repairs required hereby, fourth to the payment of that portion of the Indebtedness then due and payable, and fifth, the balance, if any, to or as directed by Mortgagor. Mortgagor shall deliver such Rents to Agent as are necessary for the payment of principal, interest and other sums payable under the Loan Documents as such sums become due.

         (a) Upon the occurrence of an Event of Default, Mortgagor's license to collect the Rents set forth above shall immediately cease and terminate. Upon or at the time during the continuance of an Event of Default, including but not limited to failure of the Mortgagor to pay any of the items set forth in Paragraph 12(c)(i)-(v) below, or if any material representation or warranty herein proves to be untrue, then the Agent, without regard to waste, adequacy of the security or solvency of the Mortgagor, may declare all Indebtedness immediately due and payable and may, at its option, without notice:

                  (i) In person or by Agent, with or without taking possession of or entering the Property, with or without bringing any action or proceeding, give, or require the Mortgagor to give, notice to the tenants under the Leases authorizing and directing the tenants to pay all Rents directly to the Agent; collect all of the Rents; enforce the payment thereof and exercise all of the rights of the Mortgagor under the Leases and all of the rights of the Agent hereunder; and may enter upon, take possession of, manage and operate the Property, or any part thereof; may cancel, enforce or modify the Leases, and fix or modify Rents, and do any acts which the Agent deems proper to protect the security hereof; and/or

                  (ii) Apply for appointment of a receiver in accordance with Paragraph 20 hereof and the statutes and law made and provided for, which receivership the Mortgagor hereby consents to, who shall collect the Rents; manage the Property so as to prevent waste; execute Leases within or beyond the period of receivership; perform the terms of this Mortgage and apply the Rents as hereinafter provided.

         (b) The entering upon and taking possession of such Property, the appointment of a receiver, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any default or waive, modify or affect notice of default under the Mortgage or invalidate any act done pursuant to said notice, nor in any way operate to prevent the Agent from pursuing any remedy which now or hereafter it may have under the terms and conditions of this Mortgage, or the Loan Documents, nor shall in any way be deemed to constitute Agent a mortgagee-in-possession. The rights and powers of the Agent hereunder shall remain in full force and effect both prior to and after any foreclosure of this Mortgage and any sale pursuant thereto and until expiration of the period of redemption from said sale, regardless of whether a deficiency remains from said sale. The purchaser at any foreclosure sale, including the Agent, shall have the right, at any time and without limitation as provided in Minn. Stat.
Section 582.03, to advance money to any receiver appointed hereunder to pay any part or all of the items which the receiver would otherwise be authorized to pay if cash were available from the Property and the sum so advanced, with interest at the rate then in effect under the terms of the Credit Agreement, shall be a part of the sum required to be paid to redeem from any foreclosure sale. The rights under this Paragraph 12(b) shall in no way be dependent upon and shall apply without regard to whether the Property is in danger of being lost, materially injured or damaged or whether the Property is adequate to discharge the Indebtedness.

         (c) Any Rents received shall be applied in the following order:

                  (i) to payment of all fees of any receiver appointed hereunder,

                  (ii) to application of the tenant's security deposits as required by Minn. Stat. Section 504.20,

                  (iii) to payment when due of prior or current real estate taxes or special assessments with respect to the Property or, if the Mortgage so requires, to the periodic escrow for payment of the taxes or special assessments then due,

                  (iv) to payment when due of premiums for insurance of the type required by the Mortgage or, if the Mortgage so requires, to the periodic escrow for the payment of premiums then due, and

                  (v) to payment of all expenses for normal maintenance of the Property.

                  Any Rents remaining after application of the above items shall be applied to the remaining Obligations as determined by Agent in its sole discretion. If the Property shall be foreclosed and sold pursuant to a foreclosure sale, then:

                  (vi) if the Agent is the purchaser at the foreclosure sale, the Rents shall be paid to the Agent to be applied to the extent of any deficiency remaining after the sale, the balance to be retained by the Agent, and if the Property be redeemed by the Mortgagor or any other party entitled to redeem, to be applied as a credit against the redemption price with any remaining excess Rents to be paid to the Mortgagor, provided, if the Property not be redeemed, any remaining excess Rents to belong to the Agent, whether or not a deficiency exists; and

                  (vii) if the Agent is not the purchaser at the foreclosure sale, the Rents shall be paid to the Agent to be applied first, to the extent of any deficiency remaining after the sale, the balance to be retained by the purchaser, and if the Property be redeemed by the Mortgagor or any other party entitled to redeem, to be applied as a credit against the redemption price with any remaining excess Rents to be paid to the Mortgagor, provided, if the Property not be redeemed any remaining excess Rents shall be paid first to the purchaser at the foreclosure sale in an amount equal to the interest accrued upon the sale price pursuant to Minn. Stat. Section 580.23 or Section 581.10, then to the Agent to the extent of any deficiency remaining unpaid and the remainder to the purchaser.

                  Mortgagor hereby irrevocably appoints Agent and its successor and assigns as its agent and attorney-in-fact, which appointment is coupled with an interest, to exercise any rights or remedies under this Paragraph 12 and to execute and deliver during the term of this Mortgage such instruments as the Agent may deem necessary to make the assignment of Rents described in this Paragraph 12 and any other assignment effective. Notice of acceptance of the assignment set forth in this Paragraph 12 is hereby waived.

         Mortgagor shall comply with and observe Mortgagor's obligations as landlord under all Leases. Mortgagor shall not, without Agent's prior written consent, which shall not be unreasonably withheld or delayed, execute, modify, amend, surrender or terminate any commercial Lease; provided, however, that Borrower shall be permitted to enter into month-to-month commercial Leases. All Leases of space in the Property and amendments thereto shall be on the form of lease previously approved by Agent with tenants and for a use acceptable to

Agent. All commercial Leases of space in the Property executed or renewed after the date hereof must be approved by Agent (provided, that month-to-month commercial Leases need not be approved by Agent) prior to the execution thereof by Mortgagor and shall provide for rental rates comparable to existing local market rates and shall be arm's length transactions. In addition, in the event that any Mortgagor form lease does not already contain such a provision, Mortgagor shall add an automatic attornment provision to such form lease whereby in the event of a foreclosure, the tenant automatically shall recognize the successor owner as landlord and such tenant shall have no right to terminate its lease in the event of such foreclosure. Mortgagor shall not delete such provision from any lease without Agent's prior written approval. Mortgagor shall not be authorized to enter into any ground lease of the Property without Agent's prior written approval. If Agent consents to any new Lease of space in the Property or the renewal of any existing Lease of space in the Property, at Agent's request, Mortgagor shall cause the tenant thereunder to execute a subordination, non-disturbance and attornment agreement in form and substance reasonably satisfactory to Agent contemporaneously with the execution of such Lease (other than with respect to month-to-month commercial Leases). Mortgagor, at Agent's request, shall furnish Agent with executed copies of all Leases. All Leases other than for space in the Property shall be terminable on not less than sixty (60) days' notice, unless approved in writing by Agent prior to Mortgagor's execution thereof.

         This Mortgage shall not be deemed to impose upon Agent any of the obligations or duties of the landlord or Mortgagor provided in any Lease. Mortgagor hereby acknowledges and agrees: (i) Mortgagor is and will remain liable under the Leases to the same extent as though this Mortgage had not been made; and (ii) Agent has not by this Mortgage assumed any of the obligations of Mortgagor under the Leases, except as to such obligations which arise after such time as Agent shall have assumed full ownership or control of the Property. This Mortgage shall not make Agent responsible for the control, care, management, or repair of the Property or any personal property or for the carrying out of any of the terms of the Leases. Agent shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm, or corporation in or about the Property unless incurred as a direct result of Agent's gross negligence or willful misconduct.

         13. TRANSFERS OF THE PROPERTY OR BENEFICIAL INTEREST IN MORTGAGOR; ASSUMPTION. Except as provided in the Credit Agreement, Mortgagor shall not sell or transfer all or any part of the Property, or any interest therein.

         14. NO ADDITIONAL LIENS. Except as expressly permitted by the Credit Agreement, Mortgagor covenants not to execute any mortgage, security agreement, assignment of leases and rents or other agreement granting a lien (except the liens granted to Agent by the Loan Documents) or take or fail to take any other action which would result in an encumbrance or a lien against the Property or the interest of Mortgagor in the Property without the prior written consent of Agent.

         15. MORTGAGOR AND LIEN NOT RELEASED. Without affecting the liability of Mortgagor or any other person liable for the payment of the Indebtedness, and without affecting the lien or charge of this Mortgage as security for the payment of the Indebtedness, Agent may, from time to time and without notice to any junior lien holder or holder of any right or other interest in and to the
Property: (a) release any person so liable, (b) waive or modify any provision of this

Mortgage or the other Loan Documents or grant other indulgences, (c) release all or any part of the Property, (d) take additional security for any obligation herein mentioned, (e) subordinate the lien or charge of this Mortgage, (f) consent to the granting of any easement, or (g) consent to any map, plat or plan of the Property.

         16. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Mortgage shall constitute a security agreement pursuant to the Uniform Commercial Code for any of the items specified herein as part of the Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Mortgagor hereby grants Agent a security interest in said items. Any reproduction of this Mortgage or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Mortgagor agrees to execute and deliver to Agent any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Mortgage in such form as Agent may require to perfect a security interest with respect to said items. Mortgagor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Agent may reasonably require. Agent shall have the remedies of a secured party under the Uniform Commercial Code.

                  As to those items of Property described in this Mortgage that are, or are to become fixtures related to the Land and Improvements mortgaged herein, and all products and proceeds thereof, it is intended as to those items that THIS MORTGAGE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING from the date of it filing in the real estate records of the County where the Property is situated. The name of the record owner of said real estate is Mortgagor as set forth on page one to this Mortgage. Information concerning the security interest created by this instrument may be obtained from Agent, as secured party, at its address as set forth on page one of this Mortgage. The address of Mortgagor, as debtor, is also set forth on page one of this Mortgage. This document covers goods which are or are to become fixtures. Mortgagor's Federal Tax Identification Number is 41-0915197 (Lund) and 41-1568618 (Holdings).

         17. EVENTS OF DEFAULT; ACCELERATION OF INDEBTEDNESS; REMEDIES. The occurrence of an "Event of Default" under and as defined in the Credit Agreement shall constitute an "Event of Default" under this Mortgage. Upon the occurrence of an Event of Default, the Indebtedness, at the option of the Agent, shall become immediately due and payable without notice to Mortgagor, and Agent shall be entitled to all of the rights and remedies provided in the Credit Agreement and the other Loan Documents or at law or in equity. Each remedy provided in the Credit Agreement and the other Loan Documents is distinct and cumulative to all other rights or remedies under the Credit Agreement and the other Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

         18. ENTRY; FORECLOSURE; REMEDIES. Upon the occurrence of an Event of Default (a) Mortgagor, upon demand of Agent, shall forthwith surrender to Agent the actual possession, or to the extent permitted by law, Agent itself, or by such officers or agents as it may appoint, may enter and take possession of all or any part of the Property, and may exclude Mortgagor and its agents and employees wholly therefrom, and may have joint access with Mortgagor to the books, papers and accounts of Mortgagor; and (b) foreclose if Mortgagor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Agent, Agent may obtain a judgment or decree conferring on Agent the right to immediate possession or requiring the delivery to Agent of the Property, and Mortgagor specifically consents to the entry of such judgment or decree. Upon every such entering upon or taking of possession, Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof. Agent shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission by it or its representatives which was taken or omitted in good faith.

         When the Indebtedness or any part thereof shall become due, whether by acceleration or otherwise, Agent may, either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy to (a) enforce payment of the Indebtedness or the performance of any term, covenant, condition or agreement of Mortgagor under any of the Loan Documents; (b) foreclose this Mortgage by judicial proceedings or by advertisement with full authority to sell the Property at public auction and convey the same to the purchaser in fee simple, either in one parcel or separate lots and parcels, all in accordance with and in the manner prescribed by law, and out of the proceeds arising from sale and foreclosure to retain the principal, prepayment fees, and interest due under the Credit Agreement and the other Loan Documents and all other Indebtedness, together with all sums of money as Agent shall have been expenses or advanced pursuant to this Mortgage or pursuant to statute, together with interest thereon as herein provided, and all reasonable costs and expenses of such foreclosure, including lawful attorneys' fees with the balance, if any due, due to be paid to the person entitled thereto by law; and/or (c) pursue any other right or remedy available to it under or by the law and decisions of the State in which the Property is located. The failure to join any tenant or tenants of the Property as a party defendant in any foreclosure action or the failure of any such order or judgment to foreclose their rights shall not be asserted by the Mortgagor as a defense in any civil action instituted to collect the Indebtedness, or any part thereof, any statute or rule of law at any time existing to the contrary notwithstanding.

         Upon any foreclosure sale, Agent may bid for and purchase the Property and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price.

         Upon the occurrence of an Event of Default, then, without notice to or the consent of Mortgagor, Agent shall be entitled to exercise all of the rights and remedies contained in this Mortgage or in any other Loan Document or otherwise available at law or in equity including the right to do any one or more of the following:

         (a) To enter upon, take possession of and manage the Property for the purpose of collecting the Rents;

         (b) To require Mortgagor to hold all Rents collected in trust for the benefit of Agent;

         (c) Dispossess by the usual summary proceedings any Tenant defaulting in the payment of Rent to Mortgagor;

         (d) Lease the Property or any part thereof;

         (e) Repair, restore, and improve the Property;

         (f) Apply the Rent after payment of Property expenses as determined by Agent to Mortgagor's Indebtedness under the Loan Documents; and

         (g) Apply to any court of competent jurisdiction for specific performance of this Mortgage, an injunction against the violation hereof and/or the appointment of a receiver.

                  Mortgagor understands and agrees that if an Event of Default shall occur, Agent has the right, INTER ALIA, to foreclose this Mortgage by advertisement pursuant to Minn. Stat. Chapter 580, as hereafter amended, or pursuant to any similar or replacement statute hereafter enacted; that if Agent elects to foreclose by advertisement, it may cause the Property or any part thereof to be sold at public auction; that notice of such sale must be published for six (6) successive weeks at least once a week in a newspaper of general circulation, and that no personal notice is required to be served upon Mortgagor. Mortgagor further understands that upon the occurrence of an Event of Default, Agent may also elect its rights under the Uniform Commercial Code and take possession of the non-real estate items of the Property and dispose of the same by sale or otherwise in one or more parcels, provided that at least ten
(10) days' prior notice of such disposition must be given, all as provided for by the Uniform Commercial Code, as hereinafter amended or by any similar or replacement statute hereafter enacted. Mortgagor further understands that under the Constitution of the United States and the Constitution of the State of Minnesota it may have the right to notice and hearing before the Property may be sold and that the procedure for foreclosure by advertisement described above does not insure that notice will be given to Mortgagor and neither said procedure for foreclosure by advertisement, nor the Uniform Commercial Code requires any hearing or other judicial proceeding. MORTGAGOR HEREBY EXPRESSLY CONSENTS AND AGREES THAT THE PROPERTY MAY BE FORECLOSED PURSUANT TO THE UNIFORM COMMERCIAL CODE, ALL AS DESCRIBED ABOVE. MORTGAGOR ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS SECTION AND MORTGAGOR'S CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT MORTGAGOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

          EXPENDITURES AND EXPENSES. In any civil action to foreclose the lien hereof or otherwise enforce Agent's rights, there shall be allowed and included as additional Indebtedness in the order or judgment for foreclosure and sale or other order all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Agent, including attorneys' fees, costs and expenses, receiver's fees, costs and expenses, appraiser's fees, engineers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimates as to items to be expended after entry of said order or judgment) of procuring all such abstracts of title, title searches and examination, title insurance policies, Torrens' Certificates and similar data and assurances with respect to the title as Agent may deem reasonably necessary either to prosecute such civil action or to evidence to bidders at any sale which may be had pursuant to such order or judgment the true condition of the title to, or the value of, the Property (said expenditures and expenses are hereinafter collectively referred to as the "Reimbursable Expenses"). All Reimbursable Expenses, and such reasonable costs, expenses and fees as may be incurred by Agent at any time or times hereafter in the protection of the Property, in maintaining required insurance, in reviewing and/or granting any request for consent or approval relating to the Loan Documents or the Property, in enforcing the Obligations, and/or the maintenance of the lien established by any of the Loan Documents, including accountants' and attorneys' fees, costs and expenses in any advice, litigation, or proceeding affecting the Loan Documents or the Property, whether instituted by Agent, Mortgagor or any other party, or in preparation for the commencement or defense of any action or proceeding or threatened action or proceeding, shall be immediately due and payable to Agent by Mortgagor, with interest thereon at the applicable rate provided in the Credit Agreement subsequent to the occurrence of an Event of Default, and shall be secured by the Loan Documents.

         19. APPLICATION OF PROCEEDS OF FORECLOSURE SALE. The proceeds of any foreclosure sale of the Property shall be distributed and applied in the order of priority set forth in the Credit Agreement and the other Loan Documents with the excess, if any, being applied to any parties entitled thereto as their rights may appear.

         20. APPOINTMENT OF RECEIVER OR MORTGAGEE IN POSSESSION. Upon the occurrence of an Event of Default, Agent shall be entitled, as a matter of right, without notice and without regard to the solvency or insolvency of Mortgagor, or the existence of waste of the Property or adequacy of the security of the Property, and without giving bond, to apply for the appointment of a receiver in accordance with the statutes and law made and provided for who shall have all the rights, powers and remedies as provided by such statute or law, including without limitation the rights of receiver pursuant to Minn. Stat.
Section 576.01, as amended, and who shall from the date of its appointment through any period of redemption existing at law collect the Rents, manage the Property so as to prevent waste, execute leases within or beyond the period of receivership, pay all expenses for normal maintenance of the Property, and perform the terms of this Mortgage and apply the Rents to the payment of the expenses enumerated in Minn. Stat. Section 576.01, Subd. 2 in the priority mentioned therein and to all expenses for maintenance of the Property and to the costs and expenses of the receivership, including attorneys' fees, to the repayment of the Indebtedness and as further provided in Paragraph 12 hereof. Mortgagor does hereby irrevocably consent to such appointment.

         21. FORBEARANCE BY AGENT NOT A WAIVER. Any forbearance by Agent in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Agent's acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Agent's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Agent shall not be a waiver of Agent's right to accelerate the maturity of the Indebtedness, nor shall Agent's receipt of any awards, proceeds or damages under Paragraph 5 hereof operate to cure or waive Mortgagor's default in payment or sums secured by any of the Loan Documents. With respect to all Loan Documents, only waivers made in writing by Agent shall be effective against Agent.

         22. WAIVER OF STATUTE OF LIMITATIONS. Mortgagor hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Indebtedness or any other obligation secured by any of the Loan Documents.

         23. WAIVER OF HOMESTEAD AND REDEMPTION. Mortgagor hereby waives all right of homestead exemption in the Property. Mortgagor hereby waives all right of redemption on behalf of Mortgagor and on behalf of all other persons acquiring any interest or title in the Property subsequent to the date of this Mortgage, except decree or judgment creditors of Mortgagor.

         24. JURY TRIAL WAIVER. TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, MORTGAGOR AND AGENT, BY ITS ACCEPTANCE OF THIS MORTGAGE, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, OR ARISING OUT OF THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS. MORTGAGOR AND AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MORTGAGOR AND AGENT REPRESENT AND WARRANT THAT EACH HAS HAD THE OPPORTUNITY TO REVIEW THIS JURY WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

         25. NOTICE. Except for any notice required under applicable law to be given in another manner, any notice to Mortgagor or Agent shall be given in the manner and the address provided in the Credit Agreement.

         26. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; CAPTIONS. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Agent and Mortgagor, subject to the provisions of Paragraph 13 hereof. All covenants and agreements of Lund and Holdings shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Agent may act through its employees, agents or independent contractors as authorized by Agent. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

         27. GOVERNING LAW; SEVERABILITY. This Mortgage shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York without regard to conflicts of law principles, provided, however, that to the extent the mandatory provisions of the laws of another jurisdiction relating to (i) the perfection or the effect of perfection or non-perfection of the security interests in any of the Property, (ii) the lien, encumbrance or other interest in the Property granted or conveyed by this Mortgage, or (iii) the availability of and procedures relating to any remedy hereunder or related to this Mortgage are required to be governed by such other jurisdiction's laws, such other laws shall be deemed to govern and control. The invalidity, illegality or unenforceability of any provision of this Mortgage and the Loan Documents shall not affect or impair the validity, legality or unenforceability of the remainder of this Mortgage and the other Loan Documents, and to this end, the provisions of this Mortgage and the other Loan Documents are declared to be severable.

         28. RELEASE. Upon payment of all sums required by the Credit Agreement in connection with any sale of the Property on the terms provided thereunder, or upon payment of all obligations and liabilities under the Credit Agreement, whichever occurs first, Agent shall release this Mortgage. Mortgagor shall pay Agent's reasonable costs incurred in releasing this Mortgage and any financing statements related hereto.

         29. TERMS. All capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Credit Agreement and/or the other Loan Documents.

         30. EXHIBITS AND RIDERS. The following Exhibits and Riders (which may contain additional representations, warranties, and covenants) are attached to this Mortgage and hereby made a part of this Mortgage: Exhibit A (legal description for Land) and Exhibit B (description of permitted encumbrances).

         31. CREDIT AGREEMENT GOVERNS. This Mortgage shall constitute a "Mortgage" as defined in the Credit Agreement and shall be additional Collateral for the obligations of the Loan Parties to Agent and the Lenders. If and to the extent any term or provision of this Mortgage conflicts with any term or provision of the Credit Agreement, the provision or term of the Credit Agreement shall govern.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Mortgagor has executed this Mortgage or has caused the same to be executed by its representatives thereunto duly authorized.

                                     LUND INDUSTRIES, INCORPORATED,
                                              a Minnesota corporation

                                              By:   /s/ Dennis Vollmershausen
                                                   -----------------------------
                                              Name:  Dennis Vollmershausen
                                                     ---------------------------
                                              Its:       President
                                                         -----------------------

                                                   Lund Industries, Incorporated

STATE OF GEORGIA    )
                    ) SS

COUNTY OF GWINNETT  )


         I, Tammy Zak a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Dennis Vollmershausen who is personally known to me to be the President of Lund Industries, Incorporated, a corporation of the State of Minnesota, and the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as President of said corporation, pursuant to authority given by the Board of Directors of said corporation, as (his/her) own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and Notarial Seal this 22 day of March 23, 2001.

                                                       Tammy Zak
                                                   --------------------------
                                                   Notary Public

My Commission Expires:
         August 13, 2004
---------------------------

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Lots 1, 2 and 3, Block 1, Anoka Enterprise Park First Addition, Anoka County, Minnesota.

Property Tax Identification Nos:    36-32-25-22-0067
                                    36-32-25-23-0006
                                    36-32-25-23-0007

Common Address:   911 Lund Boulevard, Anoka, Minnesota 55303

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES

         1. Easements, covenants, conditions and restrictions of record listed and described on Schedule B, General Exceptions, in the Lender's Policy of Title Insurance Number 102008826 issued by Chicago Title Insurance Company to Agent.

         2. General and special taxes and assessments affecting the Property not yet due and payable.





































                                      -1-